Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of EnLink Midstream, LLC (the “Registrant”) on Form 10-K of the Registrant for the year ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Jesse Arenivas, Chief Executive Officer of EnLink Midstream Manager, LLC, and Benjamin D. Lamb, Executive Vice President and Chief Financial Officer of EnLink Midstream Manager, LLC, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 21, 2024	/s/ JESSE ARENIVAS
Jesse Arenivas
Chief Executive Officer

Date: February 21, 2024	/s/ BENJAMIN D. LAMB
Benjamin D. Lamb
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Report.